UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 2, 2018
CHUY’S HOLDINGS, INC.
(Exact Name Of Registrant As Specified In Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35603 (Commission File Number)	20-5717694 (IRS Employer Identification No.)

1623 Toomey Rd.
Austin, Texas 78704
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 473-2783

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
On August 2, 2018, Chuy’s Holdings, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders. All matters submitted for approval by the Company’s stockholders, as described in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 13, 2018, were approved. The number of shares of common stock entitled to vote at the Company’s 2018 Annual Meeting of Stockholders was 16,946,433, representing the number of shares outstanding as of June 5, 2018, the record date for the annual meeting.
The results of each matter voted on were as follows:
1.    Election of directors. The following directors were elected for terms expiring at the 2021    annual meeting of stockholders:

	Votes For	Votes Withheld	Broker Non-Votes
Starlette Johnson	13,526,414	628,570	1,905,628
Randall DeWitt	13,588,815	566,169	1,905,628
2.    Approval, on an advisory basis, of the compensation of the Company's named executive officers. The compensation of the Company's named executive officers was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,837,945	201,584	115,455	1,905,628

3.    Approval, on an advisory basis, of the frequency of future advisory votes on the compensation of the Company's named executive officers. The frequency of every "one year" was approved.

1 Year	2 Year	3 Year	Abstentions
13,157,631	12,912	869,631	114,810

Consistent with the stockholder vote, the Company's board of directors determined that the Company will hold future advisory votes on the compensation of the Company's named executive officers on an annual basis until the next stockholder vote on the frequency of future advisory votes on the compensation of the Company's named executive officers.

4.     Ratification of appointment of RSM US LLP as the Company’s independent registered             public accounting firm for 2018. The appointment was ratified.

Votes For	Votes Against	Abstentions
15,738,332	216,871	105,409

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHUY’S HOLDINGS, INC.

By:	/s/ Jon W. Howie
Jon W. Howie Vice President and Chief Financial Officer

Date: August 3, 2018